UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 15, 2005


                    Federal Agricultural Mortgage Corporation
                -------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Federally chartered
       instrumentality of
       the United States                0-17440               52-1578738
(State or other jurisdiction of       (Commission          (I.R.S. Employer
 incorporation or organization)       File Number)        Identification No.)



1133 Twenty-First Street, N.W., Suite 600, Washington, D.C.           20036
-----------------------------------------------------------        ------------
       (Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (202) 872-7700


                                    No change
                               -------------------
          (Former name or former address, if changed since last report)

Item 1.01.  Entry into a Material Definitive Agreement.

      Lease of Office Space

     The Registrant has entered into a Lease Agreement with Zions First National Bank for approximately 1,800 square feet of office space located in Ames, Iowa commencing June 15, 2005. The initial term of the Lease Agreement is for three years at a base rent of $20,619.50 per year. The Registrant has the option to renew the lease for an additional three-year term at a base rent of $21,660 per year. Zions First National Bank owns 322,100 shares (approximately 31 percent) of the Registrant's Class A Voting Common Stock. Zions Bancorporation, the holding company for Zions First National Bank, owns 1,200,000 shares (approximately 12 percent) of the Registrant's Class C Non-Voting Common Stock. The Lease Agreement was entered into at an arms length basis in the ordinary course of business, with terms and conditions comparable to those applicable to entities unaffiliated with Farmer Mac.

      Compensation Actions

     In connection with the annual review of executive compensation by the Registrant's Board of Directors, on June 16, 2005 the following amendments were made to management employment contracts:

     o The Employment Contract between Henry D. Edelman and the Registrant was amended to change the base salary from $494,803 per year to $514,100 per year and to extend the term to June 1, 2010.

     o The Employment Contract between Nancy E. Corsiglia and the Registrant was amended to change the base salary from $317,420 per year to $329,800 per year and to extend the term to June 1, 2009.

     o The Employment Contract between Tom D. Stenson and the Registrant was amended to change the base salary from $259,874 per year to $270,009 per year and to extend the term to June 1, 2009.

     o The Employment Contract between Jerome G. Oslick and the Registrant was amended to change the base salary from $249,111 per year to $258,827 per year.

     o The Employment Contract between Timothy L. Buzby and the Registrant was amended to change the base salary from $211,560 per year to $226,560 per year and to extend the term to June 1, 2009.

     o The Employment Contract between Michael P. Morris and the Registrant was amended to change the base salary from $200,000 per year to $215,000 per year and to extend the term to June 1, 2008.

     Also in connection with the annual review of executive compensation by the Registrant's Board of Directors, on June 16, 2005 the Board authorized the Registrant's Compensation Committee to award cash bonuses to certain members of management, subject to the Compensation Committee's final review of the Registrant's business performance for the business planning year ending June 30, 2005. The authorized awards, which would be payable in July 2005 if granted by the Compensation Committee, are as follows: Henry D. Edelman, $419,717; Nancy E. Corsiglia, $196,695; Tom D. Stenson, $146,959; Timothy L. Buzby, $90,759; and Michael P. Morris, $96,417.


      New Management Employment Contract

     On June 20, 2005, the Registrant entered into an Employment Contract with Mary K. Waters to act as Vice President - Corporate Relations of the Registrant. Under the Employment Contract, which has a term that extends to July 1, 2007, Ms. Waters will be paid a base salary of $130,000 per year and a guaranteed cash incentive amount of $30,000 with respect to the Registrant's business planning year ending June 30, 2006. Under the Employment Contract with Ms. Waters, the Registrant's exposure to severance pay and other costs of termination are capped on the basis of the lesser of two years (eighteen months in the case of dissolution) or the remaining term of the contract.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION



                                    By: /s/ Jerome G. Oslick
                                       ---------------------------
                                        Name:   Jerome G. Oslick
                                        Title:  Vice President - General Counsel




Dated:      June 21, 2005